Exhibit 10.20
Yeqing Building Lease Agreement

Part A: Beijing Yeshi Enterprise Group Co., Ltd
Part B: Lakeland (Beijing) SafetyProducts Limited

June 2, 2009

Lessor: Beijing Yeshi Enterprise Group Co., Ltd (Hereinafter referred to as Part A)
Lessee: Lakeland (Beijing) Safety Products Limited (Hereinafter to as Part B)

Beijing Yeshi Enterprise Group Co., Ltd (Hereinafter referred to as Part A), which is a company established in accordance with Laws of the People’s Republic of China with the registered address of NO.9  Wangjing Bei Lu Chaoyang District, Beijing , China  having independent property rights of Yeqing Building totally A,B,C,D four buildings( Hereinafter referred to as Building) and Lakeland (Beijing) Safety Products Limited hereby reach the Agreement as follows and sign the contract on June 2, 2009.

Article 1 Room to Lease

1.  The Lessor agree to lease Room 412 on four floor of building C totally 107 m2 architectural space (room location is red highlighted in the Appendix 1)
2.  The room leased to Lessee shall only be utilized for office of company and shall not be used as residence or workshop. Part B agrees to lease the room in the current situation.

Article 2 Lease, Rent and other Expense
1.	the lease period of this contract is from June 11,2009 to June 30, 2011
2.	Rent: the rent of this contract includes lease of room and management fees (RMB1.5/day/ architectural m2 )
3.	The rent of the room to lease of building A, B and C is RMB4.5/ architectural m2 during the lease period.
4.
Part A agrees that lease Part B the room at favorable price during the favorable duration. The favorable price is RMB3.1/ architectural m2 totally RMB245351. the favorable rent-free period is 20 days( the rent-free period refer to Article 4. paragraph one )

5.	The rent should be calculated according to the foreign exchange rate middle rate of the State Administration of Exchange Control when Part B pays the rent by foreign currency.
6.
Electricity fee: Part B pays Part A the electricity fee within five work days from 25 of every month according to the actual use of electricity (the number of the ammeter). It starts from the day when Part B moves in as the first time to charge the electricity. The current electricity price is RMB1 per kilowatt hour which is subject to the price adjustment of the power supply section.

7.
Water fee: Part B pays Part A within five work days from 25 of each month according to the actual use of water, and it starts from the day when Part B move in as the first time to charge the water. The current water price is RMB6.1 per ton which is subject to the price of the water supply section.

8.
Parking fee: monthly parking fee for each seven and less than seven seats car includes RMB250 (RMB150 as monthly flat rate and RMB100 as overhead expense of Contractor), fixed parking lot RMB500 (RMB210 as monthly flat rate and RMB290 as overhead expense of Contractor) and underground parking lot RMB800; monthly parking fee for each more than seven seats car is RMB 500 (RMB210 as monthly flat rate and RMB290 as overhead expense of Contractor). Part B pays the parking fee of next month within five work day. Charge the parking fee according to the actual days if park less than one month. Parking lot number is one. Part A offer the parking place of bicycle but have no responsibility of management.

Article 3 Security Deposit

1.	Part B pays Part A three months rent totally RMB29853 as the guarantee to perform the contract when the two parties sign the contract. The security deposit has no interest.
2.
When the contract expires, Part A refund the full amount security deposit to Part B without any interest or compensate within one month after Part B change its registered address to be not Yeqing Building, provided the latter performs all the obligation stipulated in the contract and pay off all the payable expense. If Part B needs not change its registered address Part A refund the full amount security deposit to Part B within one month after Part B pay off all the expense provided the latter performs all the obligation stipulated in the contract.

3.	It applies to Article 10 paragraph ten if Part B terminates the contract without the consent of Part A during the lease period.
4.	Part B should not use the security deposit to countervail the rent or the other expense.
5.	Part B should not transfer the creditor’s right to the third part or pledge for the others and should not use the security deposit as the other expense except the performance of the contract.
6.	The contract terminated automatically if the security deposit of Part B do not arrive the account of Part A within three days after the contract signed.

Article 4 Payment of Rent

1.
The rent-free period of Part B is from 11 June, 2009 to 30 June, 2009. Part B need no pay Part A the lease of the room, but should pay the management fee stipulated in the contract (RMB1.5/day/architectural m2), public service fee (include electricity rate and water rate) and the other expense. The management fee should pay with the security deposit during the rent-free period. During the rent-free period, Part B should perform the entire obligation and abide all the regulation stipulated in the contract except need not pay lease of room. Part B should pay the telephone bill and internet fee to China Telecom.

2.
Part B pays Part A the rent every one month. The first time to pay the rent is before 01 July and the total amount is RMB10282.7. The second time to pay the rent is within five work days from 25 July, 2009 and from then on the date to pay the rent is within five work days from 25 of every month according the actual number of days of each month.

3.	Payment of Part B shall be made in check or cash or remit to the bank appointed by Part A if pay by bill of exchange. The date of remitting the bill of exchange shall be the date of payment.
4.	Part B should pay the rent according to the date stipulated in the contract.
5.	When receive the rent and the other expense Part A should make legal equal amount invoice to Part B with Part A as the issuer of the invoice.

Article 5 Decoration and Remedy

1.	Part B should abide the regulation established by Part A and the agreement signed by the two parties.
2.
Part B should not rebuild or decorate any public area or public part, should not mark, scrawl or drill on the public part, and should not change the appearance of the building without the written consent of Part A.

3.	After getting the decoration permit, Part B should paste the decorate permit on the door or the other conspicuous place of the lease room so Part A can inspect the decoration.
4.
Part B should insure the decoration have no damage to the instruction and facility of the lease room and the building and have no effect on the other lessee to use the building and the room they lease.

5.
During the lease period, Part B should support Part A when the latter need remedy or rebuild the building and should not restrict or disturb the builder employed by Part A. But Part A should give written notice to Part B and made the utmost possible efforts to insure Part B can work normally.

6.
Part A can enter the lease room of Part B to inspect and maintain after giving logical notice in advance. Part A can enter the lease room of Part B without notice in an emergency and take down the window and door to get in when necessary and inform Part B within 24 hours after the fact.

7.
Part B should keep the lease room and the facility of the room in good, clear, tenantable and maintained condition (not include natural abrasion). Part B should not repair any damage or flaw of the room, but should inform Part A of that. Part B must assume the responsibility of any personal injury or property lose to Part B or anyone others caused by the lease of the room and the disrepair or damage of the facility.

8.
Part B should take all reasonable precaution to protect the interior of the room against damages from fire, water, wind and the like, and ensure close all the windows under the threaten of atrocious weather.

9.	Part B should not claim for compensation to Part A when remedy or rebuild of the lease room or the whole building which make Part B cannot use the room normally are caused by Force Majeure.

Article 6 Entry and Exit of the Lease Room

1.
Part B should presents the basic information of the company and the employ to the administrative personnel of Part A and should equip its stuff Security Access Control card (detail refer to Appendix Four Article 3 paragraph five). Stuff of Part B should not stay in the room overnight. Part A stops the normal property and personal service after 18:00 on work day.

2.
Part A or the worker hired by Part A should inform Part B in advance when they need enter the lease room because of the reason of maintain, inspect, security, fireproofing, installation and the like. Part A can enter the room directly in emergency when Part A is not able to inform Part B in advance, but get in touch with Part B within 24 hours after the fact.

Article 7 Rights and Obligation of Part A

1.
Part A should not announce unilaterally raise the rent without the consent of Part B. but the rent price should be readjusted when renew the expired contract, otherwise the contract cannot be extended.

2.	Part A should provide Part B the use of central air-conditioning:
1)	Free of charge cooling time and standard: 8:00-18: from Monday to Friday. No heating on legal holiday.
2)
Free of charge heating time and standard: heating period is 15 November every year to 15 March of the next year. During this period 8:00 to 18:00 is normal heating time and 18:00 to 8:00 is low temperature heating time.

3)
It charges 930 per hour (limited to D building) outside the time stipulated above from Monday to Friday. If the central air-conditioning is used for heating or cooling on the other holidays the using time of should not less (it should be a mistake of the contract which should be “more” I think) than 4 hour, and the excess time will be charged according to the above charge regulation.

3.	To be responsible for the security, fireproofing, environmental hygiene and the like of the public area and public facility.
4.
Inspect and maintain the public area and facilities to ensure them in good usable condition and repair in time in the event of any damage malfunction or receiving the written notice from Part B of damage and malfunction.

5.	Part A provide Part B with the other paid service (details refers to Appendix Four Article 3 Paragraph four)
6.
Part A can amend the Appendixes of the contract Property Management Agreement, Fire Control Safety Responsibility Pledge and Security Responsibility Pledge according to the relevant government document and regulation and the actual position of the company. The amended version should be sent to Part B in time and come to force upon the arrival to Part B.

7.
Part A should keep the circuitry, equipment, water pipe, drainage system and the other public facilities in good and rentable condition. Part A have no responsibility for the failure to function normally of the public facilities or the intermission of the water, air-condition and the like caused by emergent maintaining, Force Majeure, or have notified Part B in advance.

Article 8 Rights and Obligation of Part B

1.
Part B should be a legal company registered in China, or legal office in Beijing of foreign company registered legally, or legal entity, operating unit, the other social organization registered in the relevant administrative organ. Part B should submit the duplicate of Corporate Business License (with the seal of the company) to Part A as the appendix of the contract. If Part B is a newly established company, the appointed corporate executive of Part B sign the contract with Part A, and submit the relevant legal document to Part A within 10 days after the establishment of the company. The two parties should change the contract in the form of complementary agreement.

2.
Part B has the right to use the lease room but have not the ownership. No sublease, relet, transfer, pledge or borrow are allowed. The above regulation applied to the entire article in the lease room provided by Part A.

3.
The room leased to Lessee shall only be utilized for office of company. Part B should not use the lease room as other application, should not change the room or any part of the room to broadcasting studio, should not hold any religion ritual or any other rite and should not use the room for gambling, prostitution, or any other illegal and immoral purpose. Part B should not use the lease room for any activity that endanger State security, should not perform or allow any auction or sale activity of any article or any property, should not lease the room by any way that may that will harm or endanger Part A or the other lessee such as noise, disarrangement smell and the like.

4.	Part B should not operate business under the name of Part A.
5.
Part B should not jam, incise, damage, change or disarrange any public area or fixed equipment of the building and should not influence the supply and usage of the water, electricity, gas and the like of the building.

6.	Part B should not move or change the facilities of the lease room during the decoration without the consent of Part A; otherwise, Part B should assume total responsibility.
7.	Part B should restore the lease room to the original state or bear the expense to restore the lease room, except otherwise agreed by the parties.
8.	Part B should abide the contract and the management system of Part A.
9.
Part B is liable to the security，anti-epidemic and the fireproofing of the lease room. Office and business activities should confirm to the regulation of Beijing fire and health and anti-epidemic department and the Fire Control Safety Responsibility Pledge (refer to Appendix Two).

10.
Part B should report the power load condition of the lease room to Part A before decoration for the later to audit in advance. Register and file the number and power load of the large and irregular electric equipment to Part A and obtain the consent of Part A before increasing new large and irregular electric equipment. Equipment inside the room such as computer should be equipped with UPS.

11.	Part B should not put any article that beyond the design load of the lease room floor in the room. Part A reserves the right to stipulate the weight and location of the coffer of Part B.
12.
Part B should not move any heavy machine and large equipment into the building. Notifying Part A in advance before move out large number of office electricity equipment and establishment, and move out with the consent of Part A and out certificate. It’s considered as breach of the contract and Part A have the right to penalize Part B if Part B moving our without consent of Part A seriously badly. Part B should follow the direction of Part A people.

13.	Part B should not use the lease room as manufacture and storage purpose except sample and item for display. Prohibit any flammable, explosive, virulent, radioactive dangerous article.
14.	Part B should not place article or garbage in the lobby, corridor or the other public area of the building.
15.	Part B should pay the agreed rent of the contract, the water and electricity fee and the other relevant fee, and should not delay the payment by any reason or refuse the payment.
16.
Part B should keep the inside of the lease room clean and in good condition, including but not limited to floor, wall, floor board, ceiling and the estate like window, door, line of power and gas. Keeping the facilities, furniture and sanitary utensils clean and in good condition. Part B pays the expense to when Part A remedy the damage of the lease room, the damage of the public area caused by Part B or the guest of Part B.

17.
Except the sign and nameplate provided by Part A, Part B should not put any advertise sign, light box, signboard, decoration, flag, poster or the other articles inside or outside of the lease and the public area which is visible from outside of the building.

18.	During the lease period, Part B should submit the duplicate of its Corporate Business License (with seal of the company) which passed the annual audit to Part A to keep in a file.

Article 9 Renewal

1.
Part B should negotiate the new rent and the other terms with Part A within two month before the contract becomes expire if Part B desire a renewal, and sign the official Lease Agreement with Part A within one month before the contract becomes expires. If the two parties do not sign official Lease Agreement within one month before the contract becomes to expires, Part A have the rights to take potential lessee to the lease room and show them around provided not disturb the normal work of Part B.

Article 10 Liability for Breach of Agreement

1.
The parties should strictly comply with provisions hereof. In case of any breach of the Lease Agreement the not-defaulting party has the right to seek the liability for breaching the agreement according to what the two parties agreed and require the defaulting party bear all the economic lose and pay penalty. The economic loss includes but not limited to the direct lose and the foreseeable indirect lose, court fee, attorney fee and other expenses incurred.

2.	When Part B violates Article 5 paragraph one of the Lease Agreement, Part A has the right to requires Part B stop the instruction immediately and punish Part B according to the Decoration Agreement.
3.
Part B should bear all the remedy cost and the loss of Part A, when Part B violate Article 5 paragraph two and Article 8 paragraph five, and damage the reflection glass curtain wall, inside instruction or the central air-condition system due to the behavior and misfeasance.

4.	Part B should bear all the loss and compensation when Part violates any paragraph of Article 5 paragraph three, paragraph four, paragraph seven, paragraph eight and paragraph sixteen.
5.
Part B should bear all the maintenance cost when Part B violates Article 5 paragraph eight and is liable to the damage of the lease room or the inside of the building entirely or partly caused by the breach which includes the damage to the decoration, the fixed facilities and equipment.

6.	Part A will finish the work substitute Part B with all the cost charge to the latter, when the latter violates Article 8 paragraph seven or paragraph fourteen.
7.
Part B is liable to all the loss and compensation in case of breach of Article 8 paragraph nine or paragraph thirteen or Appendix Two Fire Control Safety Responsibility Pledge. Responsibility person of the fire accident is liable to compensate the economic loss and the one cause serious consequences should be investigated for criminal responsibility by the justice department.

8.
Part B is liable to the compensation for the loss which includes the damage of the building, elevator and personal injury caused by the activity of Part B in case of the breach of Article 8 paragraph twelve. If Part B moves out large number of article without the consent of Part A, the latter have the right to increase equal amount of security deposit according to Article 3 paragraph one. It applies to Article 10 paragraph one in case of the breach of the agreement.

9.
Part A have the right to require Part B pay penalty due to breach of contract which is one percent of the total expense when the latter violate Article 8 paragraph fifteen and fail to pay the rent including electricity fee, parking fee, cleaning fee and the like. The penalty calculation starts from 1st of each month. Part A have the right to intermit the supply of water, electricity until Part B pay off all the payable expense when the latter delay the payment up to ten days. Part A have the right to terminate the Lease Agreement unilaterally assuming Part B breach the Lease Agreement when the latter delay the rent more than one month or delay the electricity fee more than three months. Part B should move out unconditionally after receive the notice of Part A and pay the rent, electricity fee, cleaning fee, parking fee and the like according to the actually number of days till retrocede the lease room, at the same time Part A have the right to claim for penalty which is two times of the rent. In addition, Part B should bear all the expense when Part A obtains the rent and penalty through litigant means of course (including but not limited to legal fare, appraisal cost and retaining fee and the like).

10.
If Part B terminates the Lease Agreement before the prescribed time, Part B should pay off the rent of the number of the days during the lease period and the cost to restore the lease room and get the security deposit back or waive the security deposit and the favorable polices which includes rent-free period, favorable rent.

11.
Part A have the right to dismantle the advertise, light box, signboard, decoration, flag, poster or the other articles Part B installed or exhibited against Article 8 paragraph seventeen with all the cost borne by Part B.

12.
if Part B breach the Lease Agreement and cost loss to Part A, the latter have the right to require correct according to the breach and the consequence or put forward the termination of the Lease Agreement. In case of termination of Part A, Part B should move out of the lease room within one month after receiving the notice of Part A and pay the rent till the date retroceding the room. In case of deferred payment, Part A is entitled of the double of rent as compensation besides the rent and will not return the security deposit.

13.	It breaches the Lease Agreement if Part A fails to hand the lease room to Part B on schedule and is liable to one percent of the month rent penalty per day beyond the time limit.
14.	If Part A is liable to all the cost caused by the breach of Article 7 paragraph one of Part A and return full amount of the security deposit to Part B.

Article 11 Rescission and Termination of the Lease Agreement

1.	Part A is entitled to terminate the Lease Agreement unilaterally in case of the illegal operation identified by relevant government bodies.
2.
Part A is entitled to terminate the contract and do not return the security deposit in case of the breach of Article 8 paragraph two or three or paragraph two of Security and Safety Responsibility Pledge with all the loss and compensation borne by Part B.

3.
The contract terminates automatically when the building is entirely or partly unavailable or the lease room is unavailable or not allowed to use because of the Force Majeure, and two parties should not claim compensation to each other.

4.
Part A have the right to terminate the contract unilaterally when Part B violate the Property Management Agreement or the relevant accidental contract and appendix, fail to correct immediately after receiving the notice of Part A and cause loss to Part A with serious circumstance and consequence. Part A do not refund the security deposit in case of this kind of termination of the contract.

5.
Part B should notify Part A 60 days in advance if Part B need terminate the contract before the expiration of the contract. The contract can be terminated with the consent of Part A, and the security is not refunded. It is deemed to breach the contract if Part B consist terminate the contract without the consent of Part A and  Article 10 paragraph ten is execute at the same time.

6.
Part A should notify Part B three month in advance if Part A have to terminate the contract to rebuild, overhaul renovate the building because of Force Majeure. The Contract terminates automatically after three month.

7.
Part B should not claim any expense such as transfer fee, remove fee, business compensation fee, decoration fee and the like when the contract expire or terminated with the consent of the two parties or recriminated because of default of Part B.

8.
Part B should retrocede the lease room to Part A in due time. Part B should obtain the consent of Part A to delay the restoration of the lease room and be responsible for the liability for breach of contract. The penalty is double rent of breach of contract period. If Part B delay the restoration without the consent of Part A, the latter is entitled to execute Article 10 paragraph ten which stipulate Part B has no access to the rent-free period and favorable rent.

Article 12 Major Change

1.
Part B should notify Part A in writing immediately if there is any change of the company name, address, seat of head office, legal representative and major representative, or the other significant issue of Part B. the notice sent by Part A according to the address and name before changed is valid if Part A does not receive the written notice.

2.
Part B should notify Part A when Part B change the legal representative, the assignee to sign the contract and the liaison person to Part A. Part A is entitled to require Part B to provide relevant documentation when Part A think the changes are detrimental for Part A to exercise the rights and obligations stipulated in the contract. Part A has the right to terminate the contract unilaterally in case of the failure of Part B in providing the documentation.

3.
during the lease period, Part A is entitled to change the name of the entire or part of the building and is not responsible for the cost of Part B caused by the change. Part A should notify Part B one month before the change of the name become effective.

Article 13 Dispute Resolution

The contract applies to the laws of China, and any part can bring a suit before the law court where the lease room is located in case of any dissension that cannot solved through consultations when the two parts execute the contract.

Article 14 Other Terms

1.
Before Part A signs the contract, Part B should present the relevant procedure and the authorization letter that authorize the tenant representative to sign the contract, and the documentations mentioned above are the appendixes of the contract.

2.
According to the contract, the two parties should sign for all the announcement and documentation present to each other by people of the two parties. If the announcement and document are not present to each other by people of the two parties, it’s deemed to be presented when they are sent out by MES.

3.
Part A authorizes           (signature) to be the assignee in charge of the management of the building and the lease room stipulated in the contract, especially the execution of the contract including collect the rent and the other relevant expenses.

4.	Part B authorizes _____(signature) to be the assignee in charge of sign the contract and sign for the document such as regulations and announcements from Part A which come into force upon signature.
5.	Letter of Authorization from the legal representative should be presented if the Lease Agreement is signed by the assignees.
6.	The appendixes of the contract are components of the contract which have the same validity with this contract.
7.	The contract takes effect when the parties sign and stamp on it hereunto. The contract is made in quadruplicate, two for each party.

Part B should accomplish the enterprise business license within one month from the date leasing the room.
Appendix One: Plan of the Lease Room and the Storey the Lease room Located
Appendix Two: Fire Control Safety Responsibility Pledge
Appendix Three: Security and Safety Responsibility Pledge
Appendix Four: Property Management Agreement
Appendix Five: Duplication of the enterprise business license counterpart

PART A: BEIJING YESHI ENTERPRISE GROUP CO.,LTD
LEAGAL REPRESENTATICE OR ASSIGNEE (SIGNATURE AND LEAL)

PART B: LAKELAND (BEIJING) SAFETY PRODUCTS LIMITED
LEAGAL REPRESENTATICE OR ASSIGNEE (SIGNATURE AND LEAL)

APPENDIX TWO:

Fire Control Safety Responsibility Pledge

Part A: Beijing Yeshi Enterprise Group Co., Ltd
Part B: Lakeland (Beijing) Safety Products Limited

The Fire Control Safety Responsibility Pledge is signed in the purpose of executing the policy of devoting major efforts into prevention and combining fire prevention with fire fighting of Fire Control Law of the People’s Republic of China, ensuring the safety of the building and protecting the rights of Part B.
1.	Part B should establish fire control safety management and assign the fire control principal to ensure no fire accident occurs in the lease place.
2.	Part B should strictly enforce the regulation and requirement of the electrical appliances usage to eliminate hidden fire danger.
3.	Part B should not hold dangerous articles such as those are virulent, flammable, and explosive to prevent accident.
4.
Part B should furnish the fire control equipment ( 2 fire extinguishers for less than 200m2; 3 fire extinguishers for 200-500 m2; 6 fire extinguishers for 500-1000m2 and 10 fire extinguishers fore 1000 and up) and be acquainted with the use and location of the equipment and the Fire Control Evacuation Road Map of the Building.

5.	The independent rooms of Part B such as warehouse and facility house should be equipped with fire control devices.
6.
Control the kindling strictly. Smoking in the room, corridor, service area is strictly forbidden. Stub should not be littered. Smoking should be in the smoking section. Open-flame is forbidden. The use of electric cooker and dangerous electric heater is strictly prohibited.

7.
Part B should presents decoration scheme to Part B if decoration is necessary before moving in and construct after obtaining the consent of Part A. Part B should pay attention to the safety of electric appliance, should not use open-flame and comply with the management of the fire control safety personnel of the building. Part B should be punished in case of breach of the decoration agreement.

8.
Part B should not install temporary electrical wire. if electrical wire is to be installed, Part B should submit the application the property project department and install the electrical wire with the approval, abide the relevant fire control regulation and ensure turn off the power after worker.

9.
Part B should check the fire extinguisher frequently to ensure the validity. It’s forbidden to stack sundries in front of fire control equipment and fireplug. Reasonable precaution should be taking to ensure the fire control equipment in good condition. Remove and damage to the fire control equipment are prohibited.

10.
Responsibility person of the fire accident caused by breach of the above regulation is liable to compensate the economic loss and the one cause serious consequences should be investigated for criminal responsibility by the justice department.

Beijing Yeshi Enterprise Group Co., Ltd
Signature of Representative and Company Seal __________
2 June, 2009

Manager of Part B
Signature and Seal of Company Seal __________
2 June, 2009

APPENDIX THREE:

Security and Safety Responsibility Pledge

Part A: Beijing Yeshi Enterprise Group Co., Ltd
Part B: Lakeland (Beijing) Safety Products Limited

Security and Safety Responsibility Pledge is signed in the purpose of executing Beijing Enterprise Security Responsibility System, Law of the People’s Republic of China on Control of the Entry and Exit of Aliens, further clarifying the inside safety responsibility, maintain the normal office order and protect the right s Part B.
1.	Tenant should abide all the laws and regulations of China and register the company and the staff of the company legally to the relevant organizations.
2.	Part B should no engaging in illegal activities such as gambling, prostitution, Falun Gong, rabble, fight and affects the office order of the building.
3.	Staying in the building overnight is not allowed and those who breach the regulation should be pursued the responsibility according to the relevant security regulation.
4.
The staff of Part B should go the business center of the building to handle Door Access Control card by valid document (foreign personnel use passport and Chinese personnel use ID card and employee form) and letter of instruction from the company. The Security Access Control card is the valid certificate to enter the building.

5.	Establish and improve all kinds of safety and security regulations and reinforce the security and law-abiding education to the staff.
6.	Part B should take reasonable preventative measurements, abide the financial management regulations, properly keep the property of the company and the money of the staff to prevent theft case.
7.	Part B should abide the receipt system and conform to the property management of Part A.

Beijing Yeshi Enterprise Group Co., Ltd
Signature of Representative and Company Seal _____________
2 June, 2009

Manager of Part B
Signature and Seal of Company Seal ____________
2 June, 2009

APPENDIX FOUR:

Property Management Agreement

Part A: Beijing Yeshi Enterprise Group Co., Ltd
Part B: Lakeland (Beijing) Safety Products Limited

Article 1 Use, Management and Maintenance of the Lease Room

1.
Part B should observe the relevant laws, statutes and regulations and handle the relation properly between the water supply, pollution discharge, traffic, ventilation,  lighting, maintenance, decoration, environment sanitation and environment protection in light of helping maintain the appearance and safety for use of the property.

2.	following acts are prohibited in property management area:
2.1	Changing the instruction, appearance and use of the room without authorization of relevant government departments and consent of Part A.
2.2	Encroaching the public area such as public staircase, banister, corridor, basement, platform and roof or removing public equipment.
2.3	Setting up building or stacking articles in the courtyard, platform, green land, road and the other public area.
2.4	Encroaching or damaging road, green land, flowers and trees, art landscape, recreational and sports facilities.
2.5	Dumping or littering garbage randomly.
2.6	Holding flammable, explosive, virulent, radioactive dangerous articles in the room, discharging deleterious substance and making noise beyond standard level are strictly prohibited.
2.7	Constructing windows or doors in the building without permit and hanging, posting, scrawling and carving in the building arbitrarily.
2.8	Using the property for activities that jeopardizing public interests.
2.9	The other activities forbidden by laws, statutes and regulations
3.	Part B should presents decoration scheme to Part A in advance, decorate the room with the consent of Part A and sign decoration agreement with Part A.
4.	Part B is strictly prohibited to bring pets into the building.

Article 2 Instructions for Yeqing Building

1.	Conformation of the Room
1.1	All the building of Part B is case-in-place reinforced concrete frame concrete wall structure. The seismic fortification intensity of the building is 8 and the anti-seismic rating is 2.
1.2	Load capacity per unit area: 250kg/m2
1.3	Height of the floors: 2.5-2.8m

2.	Instruction of Equipment and Facilities

2.1	Elevator: it’s Hitachi elevator for the first phase and Mitsubishi elevator for the second phase.
2.2	Fire control system: the public area of each floor is furnished with fire alarm and emergency broadcast system. There are emergency lighting system in all public area and fire control passageway.
2.3	Security service: the public area of each floor is furnished with fire alarm and emergency broadcast system. There are emergency lighting system in all public area and fire control passageway.
2.4	Central air-conditioning system: Shuangliang central air-conditioning system
2.5	Building: the building has various kinds of services such as catering, post office and business center.
2.6	Parking place: underground garage and parking place in the courtyard. One parking place per 150m2.
2.7
Postal system: there are stainless steel individual big capacity letterboxes for each tenant. The post office staff distribute the newspapers and periodicals to all the customers. There are two keys for the letterbox, one for the customer and one for the post office person.

3.	Power Supply and Distribution System
3.1	Instruction of Power Distribution and Lighting System
3.1.1	Customer Ammeter
     That to secure the physical and property safety of the customer, the socket branch inside of the ammeter are equipped with electric leakage switch which will cut off the branch power in case of electric leakage.
     There are special ammeters in the lease area of the customers. The property management personnel read the ammeter every 20th and send the electricity bill to the room of the customer every 25th.
3.1.2	Lighting System
     The lighting system is composed of three BV wires of different colors which lead the electricity to the lamps from the power distribution box by several loops, and the three wires are control line, neutral line, earth line. It’s prohibited to install electric wire without permit because the pressure of the lamps is non safety pressure. Notify the property people in case of electric wire requirement.

4.	Instruction of the Intellectualized System
4.1	Visible Interphone System
4.1.1 The visitor of Part B can call Part B by the outdoor interphone. Part B can talk with the visitor through the indoor interphone and see the picture of the visitor.
4.1.2 Part B can press the relevant button to open the door when Part B allow the visitor to enter.
4.1.3 Part B can notify Part A for help in case of indoor accident.

4.2	Door Access Management Subsystem

4.3
The entry of Building A, C, D and the elevator entry of each building from the garage are all equipped with door bans. Put the Door Access Control card close to the card reader to enter, otherwise the entry will be denied. The visitor can input the room number to visit and get enter with the consent of the one to be visited.

Article 3 Management System

1.	Decoration Process and Requirement
1.1	Declaration
1.1.1	When Part B need decorate the lease room, Part B should present a written application to Part A which includes the following:
1.1.1.1 The design plan including the reconstruct of the original room. Part B should obtain the consent of Part A in case of reconstruct of the wires. Part B should obtain the inspect report of the electricity inspect department (state-certified and appointed by Part B) after finishing the reconstruction before moving in the room.
1.1.1.2 the duplication of the corporate business license (with company seal), qualification certificate, letter of attorney (with company seal), professional certificate for electricity, fire control and electric welding operation.
1.1.1.3 Construction drawing, smoking detecting system location drawing (original location and reconstructive location), list of the material used in the construction (environment friendly) and construction period.
1.1.1.4 number of construction people, liaison person and contact method.
1.1.2 Part B should re-declare and get examination and approval newly in case of change of the design and construct with the relevant consent. The project will not be inspected and accepted if Part B does not declare the change.
1.1.3 Part A audit the construction plan and decide whether grant the approval or not within 3 days from the date of receiving the declaration.
1.1.4 with the approval of the construction plan, Part A organize a meeting before the decoration to handle related procedures and sign Decoration Agreement, Safe Decoration Guarantee with the customer.

1.2 Expense Standard
1.2.1 Construction Deposit: RMB30/M2, charging according to the construction area of the room leased by Part B
1.2.2 One time construction management fee: charging according to the number of construction days stipulated by the Decoration Construction Agreement, 12 hours as a construction period, RMB120 within 8 hours (including 8 hours), RMB15 during 8-12 hours, what beyond 12 hours will be calculated in next construction period, less than one hour will be calculated as one hour.
1.2.3 Second time construction management fee: the management fee is RMB120 per day, less than one day will be calculated as one day.
1.2.4 Calculation of number of construction days: it calculates starts from record time when the security persons open the door and stop to record the time when the security persons lock the door. The two parties Settle accounts every day and the construction people sign for confirmation.

1.3	Construction
1.3.1
Construction time: during 18:00-7:00 of Monday to Friday, Saturday and Sunday can construct with noise, and construct without noise during the other time. Constructions with stimulating odour such as painting, gluing, pasting wallpaper, laying carpet, paving floor are allowed to construct during 18:00-6:00 of Friday to Sunday.

1.3.2	Part B should protect the equipment and facilities inside the room and equip with fire extinguisher.
1.3.3	The construction people should not stay in the construction site overnight, and should not
1.3.4
The decoration garbage and the construction material should be bought into the site after 18:00 every day. The garbage should be packed by garbage bags and dispose by the customer. Stacking and dumping randomly are not allowed.

1.3.5
Decoration company should assign one responsible person to supervise the construction, manage the workers, contact with Part A in time and ensure the management of the construction site comply with the regulation of Part A.

1.3.6	The construction should within the room and should not impropriate or block public passage.
1.3.7	The construction unit should ensure the neatness of the construction site without any pollution during the construction period.
1.3.8	The following are considered as noise and should conduct during the assigned time, otherwise, Part A have the right to expropriate the tools and stop the construction:
(1)	drilling wall
(2)	drilling or cutting metal
(3)	construction with power saw
(4)	the other construction with noise
1.3.9	Part B is not allowed to use carpet adhesive. Part B should declare for approval to Part A and use the assigned product by Part A if Part B have to use carpet adhesive.
1.3.10	The other relevant matters refer to Decoration Construction Agreement and Construction Decoration Fire Control Safe Agreement for detail.

1.4	Inspection and Approval
1.4.1	In case of violation behavior of Part B during the decoration, Part A will not inspect and approve before Part B correct it.
1.4.2	The decoration is inspected and approved by phrase. It should be applied for inspecting and approving in advance in case of secluded project.
1.4.3	Part B should notify Part A for inspection and approval immediately after the decoration of the room finished. Part B should correct the unqualified decoration within allotted time.

1.4.4	Part A handles the lease procedures for Part B according to the qualified sheet of inspection and approval.

2.	Vehicle Management System
2.1	Handling long-distance identity induction parking card to park in the courtyard. The deposit is RMB50 per card.
2.2	Each company handles the ID card and parking permit uniformly and registers the number and style of the car. Copy of vehicle license must be provided when handle the parking permit.
2.3	Put the new ID card and parking card behind the front windshield of the vehicle and keep the “Activate the Window” forward to ensure the sensitive effect of the induction.
2.4	The vehicle should move lowly when enter or exit the park and move normally after the barrier of the induction system raising automatically
2.5
Driving in and out of the park in order. The next car should move in (or out) after the preceding car moving in (or out) and the barrier lowering completely. More than one vehicle move in (or out) of the park is prohibited. The vehicle will be declined to move in the park in case of rushing through the barrier.

2.6	Vehicle should enter the park once again after one entry and one exit.
2.7
The term of validity of the ID card is based on the payment period. It’s required to go and pay the parking fee in time to the business center. The ultimate activate time of the next month is with the ending date of the payment period in the payment notification of each month. The vehicle will be declined to enter when the payment is overdue.

2.8	Please go to the business center report the loss and handle the card again in case of the loss of the ID card.
2.9	Company certificate and ID card number of the vehicle are required when report the loss of the ID card and handle the new card.
2.10	Deposit will not be refunded in case of loss and damage of the card.
2.11	Each company should have a copy of the ID card number of all the vehicle of the company for the affairs such as payment and activation.
2.12
     The ID card is allowed for subtenancy of the ID card is allowed, but limited to the same models (between compact cars or full-sized cars). Sbutenancy is not allowed between different models, and parding place will be canceled in case of subtenancy between different models.

2.13	System do not allowed overground parking user drive into underground parking garage, therefore, subtenancy is not allowed between overground ID card and underground ID card.
2.14
     When the vehicles that transfer people or goods for Part B enter the courtyard for short time, Part A distribute temporary charging IC card to the vehicle, withdraw the IC card when the vehicle leave and charge the vehicle according to the parking charging standard of Beijing city.

2.15
     Vehicle of Part B should obey the direction of Part A people when enter or leave the building, and blocking the door hostilely is strictly prohibited. Vehicle inside of the park should move following the traffic sign strictly, and going in a direction not allowed by traffic regulation is strictly prohibited. Parking the vehicle according to the management system of the park, taking care of the park equipment, paying attention to the vehicle around. Part A have the right to disqualify those who breach preceding regulation deliberately or hostilely from parking and even terminate the contract.

2.16	Taking flammable and explosive article to the park, refilling, repairing cars, washing cars and littering inside of the park is strictly prohibited.
2.17	Please not hold valuables in the vehicles. Part B is responsible for the loss in case of miss.
2.18
    Part A has no responsibility for the management of bicycle. If Part B should put the bicycles in the bicycle parking place in west of Yeqing Building, building C. put the bicycle in order and lock it after parking. Part B is responsible for the losing in case of loss. The bicycle should be wheeled in or out of the building and riding bicycle is not allowed inside the courtyard.

3.	Management System for Moving and conveying Article of Customer
3.1
Part B should notify Part A one week in advance before moving out and move out after obtain the consent of Part A. Part A has to right to forbid the moving of Part B in case of the non-conformance of Part B and Part B is responsible for the loss arising therefrom. The moving time is after 18:00 from Monday to Friday, Saturday and Sunday the whole day. The customer of building D can move article by cargo-lifts in other time excepting moving out or moving a large amount of articles.

3.2	Part B is responsible for all the loss in case of problems such as crash and damage during the course of moving.
3.3	Part B should notify Part A by person assigned by Part B and move out the articles with the out certificate.

4.	External Cleaning Management System
4.1
The property department decides one day of the first week of every month to hold the cleaning people meeting which all the cleaning people are supposed to attend. The customer assigns one person to attend the meeting for those who are off duty at the day and convey the spirit of the meeting to the cleaning people timely.

4.2	The two parties should communicate in time and deal with it properly in case of problem during of the routine.
4.3	Abide the management of the building and study the management system of the building.
4.4	Dress neatly and ensure no unpleasant smell of the clothing. It’s suggested to use perfume regularly.
4.5	Showering and washing hair regularly, and ensure no unpleasant smell of the body.
4.6	Workplace is limited to the inside of the room of each customer. boiled water room should be used as the place to wash cleaning appliance merely. It’s not allowed to rest and stroll there.

4.7	Yield to the customer when walking in public area and being civilized and polite.
4.8	It’s not allowed to take guest elevator, go to the other floor and enter the room of the other customer casualty.
4.9	Use the cleaning appliance and article properly. Economized water.
4.10	It’s not allowed to use the cleaning appliance and easy-consumable articles of the building.
4.11	It should be cleaned timely in case of pollution to cleanness.
4.12
     The everyday small garbage should be packed by bags and sealed properly and put into the garbage can in the toilet for building A, B,C and put into the garbage can in the water room. It’s not allowed to drop garbage when dump it. It’s supposed to go through the east stair and put the garbage into the external garbage room for building A, B, C and carry by cargo-lifts or go through the west stair and put the garbage into the external garbage room for building D.

4.13	The remains of meal should be sent to the garbage room immediately after being packed by bag and sealed properly. It’s not allowed to dump into the internal garbage can of the building.
4.14	Washing the cleaning appliance in the mob sink, economize water and avoid water splash down to the floor.
4.15	It’s not allowed to wash appliance such as cups, canteen in the face basin. Put above mentioned appliance into the basin to wash them when it’s necessary. Clean the stage after washing.
4.16	Washing the mob in the mob sink. Washing mob in urinal is not allowed.
4.17	Dumping of tea-leaf: dump the tea-leaf into the tea box in the toilet for building A, B, C and tea box in the boiled water room for building D.
4.18	Breaching any one of the terms mention above will be fine RMB 20. The building has the right to forbid those who violate more than three times (including three times) or repeat the same mistake.
4.19	Those who damage public facility and equipment or the other damage to the building caused by improper use of the cleaning appliance should compensate according to the actual price.

5. Other Management Regulations

5.1. All those, who are permitted to go into the building, should wear neatly and decently.
5.2 When Party B retrocedes the rented house, things left can be seen as deserted. Party A has all the rights to handle them and expense arising from handling those things should be on Party B.
5.3 When damages, floods, ripoff, etc. occur, Party B should inform Party A immediately and assist Party A handle these accidents.
5.4  Part B has no right to install more locks on the door or change the original lock, except it gets Party A’s approval. Keys of every working area in the house should have spare keys supervised by Party A. Damages caused by failing to give spare keys to Party A should be on Party B’s responsibility and Party B have to pay repair fees and make compensation.

5.5 The post station is located in the building C hall of the Yeqing Building, dealing in internal and international letters, Expresses, and parcels, etc. business. Party B may subscribe to the post station for newspapers and magazines. If you have already subscribed to other organizations, please give the post officers your copies of the orders.
5.6 Repair Requirements: If Party B needs Repair service, please dial the phone number of the engineering department: 6439 2966-8061 or 6439 2966-8062, or contact the Floor Supervisor. Please try to tell in details of the trouble to help the engineers make correct decision and solve the problems in time.
5.7 Part B should not speak aloud, quarrel, argue in the office area and in working time to help maintain the business in order.
5.8. If the salesman enters your company and disturbs your work, please notify Party A in time:
Security Department: 6439 2966-8069  the property server: 6439 2966-8052/8.53
5.9. Please close the windows and doors after work to protect your property from being destroyed by the weather changes. Party A has no responsibility for the loss caused by your failure in closing the windows and doors.
5.10. Party A has no duty to open or lock doors for Party B. Please make sure that Party B takes keys and FR cards to enter and come out the building.
5.11. Party B should inform Party A to wash the in-house carpets and pay for the cleaning at the business center.
5.12. Party A can provide paid service:
In-house cleaning: RMB3/m² construction area each month and please refer to the cleaning agreement for more details:
Cleaning chemical fibre carpets: RMB4/m² (construction area)
House renewing: RMB80/ m² construction area for decorated or rebuilt houses
                             RMB70/ m² construction area for not decorated or rebuilt houses
5.13. To install metal security doors to inside door or change the outer windows and doors are not permitted.
5.14. Every floor of the building has wastebins. Party B should put the work or life wastes into bags sealed properly to throw them into the wastebins. Please inform Party A for big wastes to avoid polluting the air of each floor.
5.15. Party B should assist Party A during epidemic situations and execute according to the Sanitation and anti-epidemic regulations.
5.16. Party B should install roll curtains, which are light green, on its own fees to make sure the unified appearance of the building.

6. All-in-one Card Instruction
6.1	This is a kind of “RF card” having an integrated function of allowing people go in and out the building, having dinner and consuming.

6.2
This is a kind of pre-paid Card, which can not be overdrawed and should be pre-paid timely when its remaining money is not enough. When pre-paid for the first time, Party B should buy them by unit. Thereafter pre-paid should be made by the company or it’s owner, bringing the card and cash, going to the Business Center to pre-pay for it. After paid, please check the amount to the clerk’s face. Any mistake afterwards should be on the owner’s own responsibility.

6.3
To assure the accuracy of reporting the loss or eliminating the card, the provided name when opening the account should be the same with the owner’s ID card, or any reporting of it’s loss will not be accepted.

6.4
Please remember your card number. If lose the card, please report the loss or buy a new card from the Business Center. Any losing before reporting loss should be on the owner’s responsibility and please buy the new card after 14:30 pm. of the same day.

6.5	This card can be used in “Coffee House” and the “Qingqing Xiaomei Noshery” of the building.
6.6	This card has the function of “door access”. Please take this card along with you. Any inconvenience caused by failing to take the card should be on the owner’s responsibility.
6.7	Please do not bend the card or make it contact the high temperature.
6.8	This card can only be used by the owner and should not transfer to the others, otherwise, the consequence should be on the owner’s responsibility.
6.9	The cost of this card is high, and the deposit of each card is 50 RMB. The deposit will not be refunded in case of loss or damage of the card.
6.10	Buying the RF Card or pre-paid it with Check, the check can be retroceded when withdraw the card. Buying the RF Card or pre-paid it with cash, the owner will get the cash back when withdraw the card.

Beijing Yeshi Enterprise Group Co., Ltd
Signature of Representative and Company Seal __________
2 June, 2009

Manager of Part B
Signature and Seal of Company Seal __________
2 June, 2009